UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2025

QS Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-29185	52-2088326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23902 FM 2978
Tomball, Texas	77375
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 300-7647

____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240. 12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 19, 2025, QS Energy, Inc. (the “Company”) entered into an Employment Agreement (“Agreement”) with Cecil Bond Kyte, the Company’s Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”). The term (“Term”) of the Agreement is one (1) year and will automatically renew for successive one (1) year periods unless either Mr. Kyte or the Company provides notice, no later than December 1 of the then-current year of the Term, that the Agreement shall not be renewed.

The effective date of the Agreement is January 1, 2025 (“Effective Date”), and provides for Mr. Kyte to continue to serve as the Company’s CEO and CFO for a base salary of $35,000 per month. The Agreement also provides Mr. Kyte with a retention bonus of $1,557,500, payable in three (3) equal installments of $519,617. The Agreement provides that payment of each of the installments is subject to the Company’s financial condition, including the Company maintaining sufficient funds to pay, as due, its operating expenses and establishing a reasonable reserve therefor. Subject to the foregoing condition, the first installment of $519,167 was due on execution of the Agreement; the second installment of $519,617 will be due on the execution, delivery, and effective date of a customer contract for the purchase or lease and installation of the Company’s AOT product; and the third installment of $519,617 will be due on the execution, closing, and effective date of debt or equity financing in favor of the Company in an amount of no less than $5,000,000.

The Agreement also provides a further inducement to Mr. Kyte to continue his employment as CEO and CFO of the Company in the form of stock options. Upon execution of the Agreement, the Company issued to Mr. Kyte an option (“Option”) to purchase 20,817,500 shares of restricted common stock of the Company, at an exercise price of $0.03 per share. The Option immediately vested on the issuance thereof and expires 10 years from the Effective Date.

Upon execution of the Agreement, the Company also issued to Mr. Kyte an additional option (“Additional Option”) to purchase 3,500,000 shares of restricted common stock of the Company, at an exercise price equal to the price quoted in the OTC pink sheets for the Company’s publicly traded shares as of the Effective Date. The Additional Option immediately vested on the issuance thereof, and expires 10 years from the Effective Date.

In addition to the Option and Additional Option described above, the Agreement provides that Mr. Kyte will receive an option to purchase an additional 3,500,000 shares of restricted common stock of the Company on each annual renewal of the Agreement (“Renewal Option”), at a price equal to the price quoted in the OTC pink sheets for the Company’s publicly traded shares on the date of renewal of the Agreement. The Renewal Option will vest at the rate of one-twelfth (1/12th) per month on the last calendar day of each month, provided the Agreement is not terminated and Mr. Kyte continues to serve as the Company’s CEO and CFO on the date of vesting. The Renewal Option will expire 10 years from its issuance date.

The Agreement also contains other terms and conditions usual and customary in employment agreements.

The above description of material terms and conditions of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

The following Exhibit is filed herewith.

Exhibit Number	Description

10.1	Employment Agreement between Company and Cecil Bond Kyte
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2025	QS ENERGY, INC.

By: /s/ Cecil Bond Kyte
Name: Cecil Bond Kyte
Title: CEO and CFO

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